Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO SPONSOR SUPPORT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of October 4, 2023, to the Sponsor Support Agreement, dated as of August 8, 2023 (the “Sponsor Support Agreement”), is made by and among Maquia Investments North America, LLC, a Delaware limited liability company (“Sponsor”), certain of the stockholders, officers and directors of Maquia Capital Acquisition Corporation, a Delaware corporation (“SPAC”), whose names appear on the signature pages of this Amendment (together with the Sponsor, the “Sponsor Parties”), and Immersed Inc, a Delaware corporation (the “Company”). Sponsor, the Sponsor Parties, SPAC and the Company are referred to herein collectively as the “Parties.” Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Sponsor Support Agreement.

WHEREAS, the Parties desire to amend the Sponsor Support Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AMENDMENT TO THE SPONSOR SUPPORT AGREEMENT

1.  Amended and Restated Section 3. Section 3 of the Sponsor Support Agreement is hereby amended and restated in its entirety as follows:

“3. Sponsor Founder Shares and Private Placement Warrants Forfeiture.

(a)	Sponsor hereby agrees that, subject to and contingent upon the Effective Time, automatically and without any further action by any other Person, Sponsor shall forfeit and surrender to SPAC for cancellation 1,507,000 shares of SPAC Class A Common Stock (such fo rfeited shares of SPAC Class A Common Stock, the “Forfeited Sponsor Shares”), and all such Forfeited Sponsor Shares shall be cancelled and forfeited for no consideration and shall cease to exist.

(b)	Sponsor hereby agrees that, subject to and contingent upon the Effective Time, automatically and without any further action by any other Person, Sponsor shall (i) forfeit and surrender to SPAC for cancellation 291,872 Private Placement Warrants (as defined below) (the “Forfeited/Transferred Sponsor Warrants”) or (ii) transfer and assign all of its right, title and interest in the Forfeited/Transferred Sponsor Warrants to the stockholders of the Company, which shall be allocated to, and among the stockholders of the Company pursuant to, and in accordance with, the Payment Spreadsheet. Sponsor, SPAC and the Company will work together in good faith with each of their respective advisors to structure the forfeiture or transfer of the Forfeited/Transferred Sponsor Warrants taking into account tax, legal and/or other business considerations. If the Forfeited/Transferred Sponsor Warrants are (A) forfeited by Sponsor pursuant to Section 3(b)(i), the Forfeited Sponsor Shares shall be cancelled and forfeited for no consideration and shall cease to exist and SPAC shall issue 291,872 Private Placement Warrants to the stockholders of the Company (i.e., such transactions shall be effectuated as a forfeiture and reissuance), which shall be allocated to, and among the stockholders of the Company pursuant to, and in accordance with, the Payment Spreadsheet, or (B) transferred by Sponsor pursuant to Section 3(b)(ii), Sponsor and SPAC shall take all reasonably necessary actions required to effect the transfer and assignment of the Forfeited/Transferred Sponsor Warrants as of immediately prior to the Effective Time pursuant to this Section 3(b). For purposes of this Section 3(b), “Private Placement Warrants” means the Private Placement Warrants as defined in that certain letter agreement, dated May 4, 2021, among SPAC, certain directors of SPAC, Sponsor and Kingswood Capital Markets, Division of Benchmark Investments, Inc.

(c)	Sponsor hereby agrees that, pursuant to Section 8.03(i) of the BCA, if the Available Cash at Closing is equal to $21,900,000, subject to and contingent upon the Effective Time, automatically and without any further action by any other Person, Sponsor shall forfeit and surrender to SPAC for cancellation 310,000 shares of SPAC Class A Common Stock (such forfeited shares of SPAC Class A Common Stock, the “Available Cash Forfeited Sponsor Shares”), and all such Available Cash Forfeited Sponsor Shares shall be cancelled and forfeited for no consideration and shall cease to exist and the condition in Section 8.03(i) of the BCA shall be deemed to be satisfied; provided, further, that if the Available Cash at Closing is greater than $21,900,000 but less than $25,000,000, subject to and contingent upon the Effective Time, the Available Cash Forfeited Sponsor Shares shall be reduced proportionately by such number of shares equal to (i) the quotient of (x) the amount of the Available Cash in excess of $21,900,000 (the “Excess Cash”) and (y) $3,100,000 multiplied by (ii) 310,000. By way of example, if the Excess Cash is $500,000 (i.e., the Available Cash at Closing is $22,400,000), then the proportionate reduction shall be equal to 16% of 310,000 or 50,000 shares of SPAC Class A Common Stock, leaving a balance of 260,000 Available Cash Forfeited Sponsor Shares.”

2.    Amended and Restated Section 10. Section 10 of the Sponsor Support Agreement is hereby amended and restated in its entirety as follows:

“10. Backstop Agreement. Subject to the earlier termination of this Agreement in accordance with Section 13, during the Interim Period, Sponsor and SPAC may enter into a backstop agreement with third party (the “Backstop Provider”), in form and substance satisfactory to the Company (including with respect to the Backstop Provider), pursuant to which the Backstop Provider shall, in a manner compliant with all applicable laws, rules and regulations (including, without limitation, question 166.01 of the U.S. Securities and Exchange Commissions compliance and disclosure interpretations regarding tender offer rules and schedules, to the extent applicable), (i) purchase shares of SPAC Class A Common Stock in aggregate amount of $11,900,000 prior to the SPAC Stockholders’ Meeting and (ii) not redeem such shares pursuant to the SPAC Redemption Rights (the “Backstop”). In connection with the Backstop, the Company shall issue to the Backstop Provider an aggregate of 650,000 shares of New SPAC Common Stock, which such shares shall be allocated from the Forfeited Sponsor Shares.

ARTICLE II

MISCELLANEOUS

1.   No Further Amendment. Except as expressly amended hereby, the Sponsor Support Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Sponsor Support Agreement or any of the documents referred to therein.

2.   Effect of Amendment. This Amendment shall form a part of the Sponsor Support Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Sponsor Support Agreement shall be deemed a reference to the Sponsor Support Agreement as amended hereby.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Amendment shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Amendment brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Amendment or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

4.  Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible

5.  Counterparts; Electronic Delivery. This Amendment may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

MAQUIA CAPITAL ACQUISITION CORPORATION

By:	/s/ Jeff Ransdell
Name: Jeff Ransdell
Title: Chief Executive Officer

MAQUIA INVESTMENTS NORTH AMERICA, LLC

By:	/s/ Guillermo Eduardo Cruz
Name: Guillermo Eduardo Cruz
Title: Director

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

IMMERSED INC.

By:	/s/ Renji Bijoy
Name: Renji Bijoy
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

JEFF RANSDELL

By:	/s/ Jeff Ransdell

Address: 2901 Florida Ave., Miami, Florida, 33132 E-mail: jeff@fuelventurecapital.com

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

JERONIMO PERALTA

By:	/s/ Jeronimo Peralta

Address: Calle Londres 40, Col Juarez, Ciudad de Mexico, Mexico, 06600 E-mail: jeronimo@maquiacapital.com

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

GUILLERMO CRUZ

By:	/s/ Guillermo Cruz

Address: 50 Biscayne Blvd, Apt 2406, Miami, Florida, 33132 E-mail: guillermo@maquiacapital.com

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

MAGGIE VO

By:	/s/ Maggie Vo

Address: 2901 Florida Ave, Miami, Florida, 33132

E-mail: maggie@fuelventurecapital.com

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

GUILLERMO CRUZ REYES

By:	/s/ Guillermo Cruz Reyes

Address: Calle Londres 40, Col Juarez, Ciudad de Mexico, Mexico, 06600

E-mail: gcruz@acad-mx.com

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

PEDRO MANUEL ZORRILLA VELASCO

By:	/s/ Pedro Manuel Zorrilla Velasco

Address: Calle Londres 40, Col Juarez, Ciudad de Mexico, Mexico, 06600

E-mail: pzorrillav@gmail.com

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

LUIS ANTONIO MARQUEZ-HEINE

By:	/s/ Luis Antonio Marquez-Heine

Address: Calle Londres 40, Col Juarez, Ciudad de Mexico, Mexico, 06600

E-mail: lamhz@hotmail.com

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

LUIS ARMANDO ALVAREZ

By:	Luis Armando Alvarez

Address: Calle Londres 40, Col Juarez, Ciudad de Mexico, Mexico, 06600

E-mail: lalvarez@mxccapital.com.mx